Exhibit 5.1

July 9, 2013

Rentech, Inc.

10877 Wilshire Boulevard, Suite 600

Los Angeles, California 90024

Re:	Rentech, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Colorado counsel for Rentech, Inc., a Colorado corporation (“Rentech”). We are furnishing this opinion in connection with the filing by Rentech on July 9, 2013 of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) pertaining to the registration, offer and sale from time to time, pursuant to Rule 415 under the Act, of up to $200,000,000 of securities. This opinion is being furnished to you at your request in order to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement (as herein defined), other than as to the validity of Rentech Stock (as herein defined).

You have provided us with an executed copy of the Registration Statement, which includes a form of prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will contemplate the issuance and sale by Rentech of (i) shares of common stock of Rentech, par value $.01 per share (“Common Stock”), including any rights to acquire Common Stock (“Rights”) under Rentech’s Tax Benefit Preservation Plan dated as of August 5, 2011 (the “Rights Agreement”), between Rentech and Computershare Trust Company, N.A., as Rights Agent, (ii) one or more series of preferred stock of Rentech, par value $10.00 per share (“Preferred Stock”), (iii) one or more series of debt securities (including any indenture relating thereto, “Debt Securities”), (iv) rights to purchase Common Stock or other securities (“Purchase Rights”), (v) shares of Preferred Stock represented by depositary shares and evidenced by depositary receipts (“Depositary Shares”), each of which will represent a fractional share of Preferred Stock, (vi) warrants to purchase Debt Securities, Preferred Stock, or Common Stock, or any combination of the foregoing (“Warrants”), (vii) contracts for the purchase and sale of currencies, commodities and debt or equity securities issued by Rentech or third parties (“Purchase Contracts”), and (viii) units consisting of any combination of the other types of Securities in one or more series (“Units”). The Common Stock and Preferred Stock are herein collectively called the “Rentech Stock,” and the Debt Securities, Purchase Rights, Depository Shares, Warrants, Purchase Contracts and Units are herein collectively called the “Securities.”

We are familiar with the proceedings taken and proposed to be taken by Rentech in connection with the authorization, issuance and sale of the Rentech Stock and the Securities. In connection with this opinion, we have examined: an executed copy of the Registration Statement; Rentech’s Amended and Restated Articles of Incorporation, as amended through the date hereof (the “Articles of Incorporation”); Rentech’s Bylaws, as amended through the date hereof; the Rights Agreement; resolutions of Rentech’s Board of Directors relating to the registration of the Rentech Stock and the Securities and the approval of the Registration Statement and the Prospectus; and such other matters of fact and questions of law as we have considered appropriate for purposes of this letter. We have relied upon the foregoing and upon certificates and other assurances of officers of Rentech and others as to factual matters without having independently verified such factual matters.

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In rendering this opinion, we have assumed without independent investigation: (i) information contained in documents reviewed by us is true, complete and correct; (ii) the genuineness and authenticity of all signatures on original documents; (iii) the accuracy and completeness of all documents delivered to us and the authenticity of all documents submitted to us as originals; (iv) the conformity to originals of all documents submitted to us as copies; (v) the accuracy, completeness and authenticity of certificates of public officials; (vi) the legal capacity of all natural persons; (vii) the due authorization, execution and delivery of all documents by parties other than Rentech, and (viii) that the Registration Statement and the organizational documents of Rentech, each as amended to the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of the opinions rendered herein.

In addition, we have assumed without independent investigation that:

(i) at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

(ii) at the Relevant Time, a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with all applicable laws;

(iii) all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable Prospectus Supplement;

(iv) at the Relevant Time, all corporate or other action required to be taken by Rentech to duly authorize each proposed issuance of Securities and any related documentation (including (a) the due reservation of any shares of Common Stock or Preferred Stock for issuance upon exercise, conversion or exchange of any Securities for Common Stock or Preferred Stock (a “Convertible Security”), and (b) the execution (in the case of certificated Securities), delivery and performance of the Securities and any related documentation) will have been duly completed and will remain in full force and effect;

(v) upon issuance of any Common Stock or Preferred Stock, including upon exercise, conversion or exchange of any Convertible Security, the total number of shares of Common Stock or Preferred Stock issued and outstanding will not exceed the total number of shares of Common Stock or Preferred Stock, as applicable, that Rentech is then authorized to issue under its Articles of Incorporation and other relevant documents;

(vii) at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary corporate or other action of Rentech and duly executed and delivered by Rentech and the other parties thereto;

(viii) at the Relevant Time, any Convertible Security (a) will have been validly issued and be fully paid and non-assessable (in the case of an equity Security) or a legal, valid and binding obligation of Rentech, enforceable against Rentech in accordance with its terms, and (b) the per-share exercise price upon conversion or exercise of any such Convertible Security, in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security, will not be less than the par value of the Common Stock or Preferred Stock, as applicable.

We are opining herein as to the Colorado Business Corporation Act, as amended. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other

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jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state. Various issues pertaining to New York law are addressed in the opinion of Latham & Watkins LLP, counsel to Rentech, separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

1. Rentech has the authority pursuant to its Articles of Incorporation to issue up to 450,000,000 shares of Common Stock. When (i) the issuance of Common Stock and associated Rights has been duly authorized in accordance with applicable law (including, without limitation, by adoption by the Board of Directors of Rentech of resolutions duly authorizing the issuance and delivery of Common Stock and associated Rights (the “Common Stock Authorization”)), (ii) such Common Stock has been duly issued and, if such Common Stock is in certificated form, when certificates representing Common Stock in the form of the specimen certificate filed as an exhibit to the Registration Statement have been signed by authorized officers of Rentech and delivered by Rentech against payment therefor as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Common Stock Authorization, (iii) the associated Rights have been issued pursuant to the Rights Agreement, and (iv) such Common Stock and associated Rights have been issued either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, or (b) upon exercise, conversion or exchange of any Convertible Security for the consideration provided for therein, the Common Stock and the associated Rights will be validly issued, fully paid and nonassessable.

2. Rentech has the authority pursuant to its Articles of Incorporation to issue up to 1,000,000 shares of Preferred Stock. When (i) a series of Preferred Stock has been duly authorized and duly established in accordance with applicable law and the Articles of Incorporation (including, without limitation, by adoption by the Board of Directors of Rentech of resolutions determining the rights and other terms of such series of Preferred Stock and duly authorizing the issuance and delivery of such Preferred Stock (the “Preferred Stock Authorization”) and the filing by Rentech with the Colorado Secretary of State of duly executed Articles of Amendment to the Articles of Incorporation designating such series of Preferred Stock in accordance with applicable law), (ii) such Preferred Stock has been duly issued and, if such Preferred Stock is in certificated form, when certificates representing such Preferred Stock in a form meeting the requirements of applicable law have been signed by authorized officers of Rentech and delivered by Rentech against payment therefor as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Preferred Stock Authorization, and (iii) such Preferred Stock has been issued either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, or (b) upon exercise, conversion or exchange of any Convertible Security for the consideration provided for therein, the Preferred Stock will be validly issued, fully paid and nonassessable.

3. Rentech has the authority pursuant to its Articles of Incorporation to issue the Securities, provided that the Common Stock or Preferred Stock into which such Securities are convertible does not exceed the authorized number of shares of Common Stock or Preferred Stock referenced above. When the terms relating to any of the Securities have been duly adopted and established in accordance with applicable law and the Articles of Incorporation (including, without limitation, by adoption by the Board of Directors of Rentech or a properly authorized committee of such Board of resolutions determining the rights and other terms of such Securities and duly authorizing the issuance and delivery of such Securities), such Securities will be duly authorized by Rentech.

In connection with our opinions set forth above, (i) we note that certain provisions of rights agreements, such as the Rights Agreement, may be held to be invalid and that it is not settled whether the invalidity of any particular provision of a rights agreement would result in invalidating in their entirety the rights issued thereunder, including the Rights; and (ii) such opinions do not address the determinations a court of competent jurisdiction may make regarding whether the Board of Directors of Rentech would be required to redeem or terminate, or take other action with respect to, the Rights at some future time.

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You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus. The foregoing, however, will not constitute an admission to our being experts within the meaning of the Securities Act.

Very truly yours,

/s/ Holland & Hart LLP

Holland & Hart LLP